UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2014

REGI U.S., INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#240 - 11780 Hammersmith Way, Richmond BC Canada	V7A 5E9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 604-278-5996

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 11, 2014, James Vandeberg resigned as chief financial officer of our company. Effective November 11, 2014, Susanne Robertson was appointed as chief financial officer of our company. Mr. Vandeberg’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Susanne Robertson - Chief Financial Officer

Ms. Robertson is currently a director of Reg Technologies Inc. and Teryl Resources Corp. Previously, Ms. Robertson worked as a banker for The Royal Bank of Canada.

Susanne Robertson is the spouse of John G. Robertson our president and a director of our company and the stepmother of Thomas Robertson a director of our company.

There have been no transactions between our company and Susanne Robertson since our last fiscal year which would be required to be reported herein.

Item 7.01 Regulation FD Disclosure

On November 11, 2014, we issued a news release announcing a change to officers.

Item 9.01	Financial Statements and Exhibits

99.1	News Release dated November 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., INC.

/s/ “John Robertson”
John G. Robertson
President and Director

Date: November 18, 2014